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                                                         EXHIBIT 10.26

                                 QUITCLAIM DEED


REEBOK INTERNATIONAL LTD., a duly organized Massachusetts corporation, with a principal place of business at 100 TECHNOLOGY CENTER DRIVE, STOUGHTON, NORFOLK COUNTY, MASSACHUSETTS

in consideration of EIGHT HUNDRED EIGHTY-TWO THOUSAND NINE HUNDRED TWENTY-SIX AND 00/100 ($882,926.00) DOLLARS

grant to ANGEL MARTINEZ and FRANCES MARION MARTINEZ, Husband and Wife, as Tenants by the Entirety

of 326 MATTISON DRIVE, CONCORD, MASSACHUSETTS 01742

WITH QUITCLAIM COVENANTS

The land in Concord, Middlesex County, Massachusetts, being bounded and described as follows:

A certain lot of land in Concord, Middlesex County, Massachusetts, being shown as Lot 2 on a plan of land entitled "Arrowhead Definitive Subdivision of Land in Concord, Mass., prepared for Overview Development Corporation, Scale: 1"-100' February, 1986, general revision June 12, 1986, general revision June 18, 1986, Charles A. Perkins Co., Inc., Civil Engineers and Surveyors, P.O. Box 234, Clinton, Mass. 01510", which plan is recorded with Middlesex South District Registry of Deeds as Plan No. 1180 of 1986 on September 3, 1986, in Book 17362, Page 247, reference to which plan may be had for a more particular description of said Lot 2.

Together with the right to use the streets and ways as shown on the aforementioned plan, in common with others entitled thereto, for all purposes for which streets and ways are commonly used in the Town of Concord.

Subject to easements, agreements, restrictions and rights of way of record, if any there be, insofar as the same are now in force and applicable.

The premises are conveyed with the further restriction that any structures to be built upon said Lot 2 shall be built within that area designated as building envelope on the plan entitled "Plan of Land Showing Building Envelopes for Lots 1, 2 &4 in Concord, Mass., Prepared for Overview Development Corporation, Scale:
1"=40', September 1986, Charles A. Perkins Co., Inc., Civil Engineers & Surveyors, P.O. Box 234, Clinton, Mass. 01510", which plan is recorded with Middlesex South District Registry of Deeds as Plan No. 1635 of 1986 in Book 17585, Page 560.
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There is hereby specifically excluded from this conveyance the fee in the streets and ways shown on the above-mentioned plan.

Being the same premises conveyed to Grantor by Deed of Richard F. Fordyce and R. Renee Fordyce, dated October 30, 1992, and recorded in Middlesex South District Registry of Deeds in Book _______________, Page _______________.

This is not a sale of all or substantially all of the Grantor's assets, and this Grant is being made in the usual course of business.

Executed as a sealed instrument this 26th day of March 1997.

                              REEBOK INTERNATIONAL LTD.


                              by:/s/ KENNETH I. WATCHMAKER
                                 KENNETH I. WATCHMAKER
                                 its Executive Vice President and
                                 Chief Financial Officer


                          COMMONWEALTH OF MASSACHUSETTS

NORFOLK, SS                      MARCH 26, 1997

      Before me personally appeared the above-named KENNETH I. WATCHMAKER, Executive Vice President and Chief Financial Officer of REEBOK INTERNATIONAL LTD., and acknowledged the foregoing to be the free act and deed of the REEBOK INTERNATIONAL LTD.


                              /s/ KERRIE K. HANLEY
                              Notary Public
                              My Commission Expires:

                           Kerrie K. Hanley, Notary Public
                           My Commission Expires February 3, 2000




PROPERTY ADDRESS: 326 MATTISON DRIVE, CONCORD, MASSACHUSETTS 01742